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Exhibit 24

POWER OF ATTORNEY

        The undersigned directors of Magna Entertainment Corp. (the "Company") hereby appoint Michael A. Neuman, Chief Executive Officer, Blake S. Tohana, Executive Vice-President and Chief Financial Officer, and William G. Ford, Legal Counsel, as their true and lawful attorneys-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Company, and to file with the Securities and Exchange Commission on behalf of the Company under the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the year ended December 31, 2006 (including any and all amendments thereto).

        This Power of Attorney automatically ends upon the termination of Mr. Neuman's, Mr. Tohana's and Mr. Ford's service with the Company.

        In witness whereof, the undersigned have executed this Power of Attorney on this 14th day of March, 2007.

/s/ JERRY D. CAMPBELL Jerry D. Campbell	/s/ JOSEPH DE FRANCIS Joseph De Francis
/s/ LOUIS E. LATAIF Louis E. Lataif	/s/ WILLIAM J. MENEAR William J. Menear
/s/ DENNIS MILLS Dennis Mills	/s/ MICHAEL A. NEUMAN Michael A. Neuman
/s/ FRANK STRONACH Frank Stronach	/s/ CHARLIE WILLIAMS Charlie Williams

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POWER OF ATTORNEY